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                                                                    EXHIBIT 10.2

                               As of May 31, 2002

U.S. Plastic Lumber Corp.
2300 Glades Road
Suite 440 West
Boca Raton, Florida 33431
Attention:  Michael Schmidt

Re:      SECOND SUPPLEMENTAL FORBEARANCE AGREEMENT

Ladies/Gentlemen:

         Please refer to the Credit Agreement dated as of June 30, 2000 (as previously amended or otherwise modified, the "CREDIT AGREEMENT") among U.S. Plastic Lumber Corp. (the "COMPANY"), various financial institutions (the "BANKS") and Bank of America, N.A. ("BANK OF AMERICA"), as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used but not defined herein have the respective meanings given thereto in the Credit Agreement.

         The Company has advised the Banks and the Administrative Agent that the Company remains out of compliance with various provisions of the Credit Agreement as more fully described in the Forbearance Agreement dated as of November 14, 2001 (the "ORIGINAL FORBEARANCE AGREEMENT") and the Supplemental Forbearance Agreement dated as of April 12, 2002 (the "FIRST SUPPLEMENTAL FORBEARANCE AGREEMENT"). In addition, the Company has advised the Administrative Agent that (except as provided in CLAUSE 4(A) below) it will be unable to make timely payment of any principal, interest or deferred fee which is required to be paid on or prior to August 31, 2002 (the Company's failure to pay any such principal, which includes principal originally due on April 1, 2002, interest or deferred fee, the "PAYMENT DEFAULTS").

         By its signature below, the Company acknowledges that so long as any Payment Default (or any other Event of Default or any Unmatured Event of Default, including any Known Default as defined in the Original Forbearance Agreement) exists, the Banks have no obligation to make Loans and the Issuing Bank has no obligation to issue Letters of Credit. The Company further acknowledges that the Administrative Agent and the Banks currently have all rights, powers and remedies, whether arising under any of the Loan Documents and/or applicable law, available to them during the existence of an Event of Default, including the right to accelerate the maturity of all Loans, to obtain cash collateral for Letters of Credit and/or to terminate the Commitments (all of the foregoing, the "RIGHTS AND REMEDIES").

         The Company has requested that the Administrative Agent and the Banks continue to forbear from exercising the Rights and Remedies for a limited period of time. The Administrative Agent and the Required Banks are willing to agree to such continued forbearance subject to the terms and conditions of this letter agreement. Accordingly, the Company, the Administrative Agent and the Required Banks agree as follows:



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         1. FORBEARANCE. During the Forbearance Period (as defined in the
Original Forbearance Agreement as amended hereby), the Administrative Agent and the Banks will not exercise the Rights and Remedies with respect to the Payment Defaults SO LONG AS the Company complies with the terms and conditions of this Agreement, the Original Forbearance Agreement and the First Supplemental Forbearance Agreement.

         2. EFFECTIVENESS. This letter agreement shall become effective on the date on which the Administrative Agent shall have received (a) counterparts hereof signed by the Company and the Required Banks and (b) confirmation that all fees of counsel to the Administrative Agent have been paid, to the extent billed.

         3. AMENDMENTS TO ORIGINAL FORBEARANCE AGREEMENT. The Original Forbearance Agreement is amended as follows:

                  (a) Section 4(a) is amended by deleting the date "May 31, 2002" therein and substituting the date "August 31, 2002" therefor.

                  (b) Section 5(b) is amended in its entirety to read as follows:

                         "(b) Any Event of Default, other than the Known Defaults and the Payment Defaults (as defined in the letter agreement dated as of May 31, 2002 (the "SECOND SUPPLEMENTAL FORBEARANCE AGREEMENT") among the Required Banks, the Administrative Agent and the Company), shall occur and be continuing."

                  (c) Section 5(g) is amended in its entirety to read as follows:

                         "(g) The Company shall fail to deliver to the Administrative Agent, promptly after any request therefor, information as to any item of equipment used in the plastic lumber portion of the business of the Company and its Subsidiaries, specifying in reasonable detail the location of such item of equipment, whether such item is owned or leased (and, if leased, whether such lease is an operating lease or a finance lease), the name of each Person (other than the Administrative Agent and Halifax Fund, L.P.) which has a lien on (or is the lessor of) such item of equipment and the approximate amount secured by such lien (or in the case of a lease, details as to the payments thereon) and matching up such item of equipment with the value therefor in the appraisal previously delivered to the Administrative Agent by Great American Group."

                  (d) Section 5(i) is amended in its entirety to read as follows:

                         "(i) The Company shall fail to comply with any provision of (x) Section 4 of the letter agreement dated as of April 12, 2002 among the Required Banks, the Administrative Agent and the Company; or (y)
                         Section 4 of the Second Supplemental Forbearance Agreement."



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                  (e) The following clauses (j), (k) and (l) are added to
         Section 5 in proper sequence:

                         "(j) The Company shall fail to deliver to the Administrative Agent, on or prior to June 14, 2002, (i) a definitive purchase agreement (the "CEI PURCHASE AGREEMENT") for the sale of Clean Earth, Inc. to an affiliate of EOS (the "CLEAN EARTH SALE") on terms and subject to conditions reasonably satisfactory to the Required Banks (it being understood that the form of CEI Purchase Agreement delivered to the Lenders on June 13, 2002 is satisfactory to the Lenders); (ii) an agreement (which may be in the form of a signed term sheet or commitment letter) from the holders (the "GECC FACILITY LENDERS") of the indebtedness secured pursuant to the Master Security Agreement dated as of February 24, 2000 among U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc. and General Electric Capital Corporation (the "GECC FACILITY") pursuant to which the GECC Facility Lenders agree to a restructuring of the GECC Facility on terms (including required amortization) satisfactory to the Required Banks, in their sole discretion, in exchange for a payment of not more than $500,000 upon the closing of the Clean Earth Sale; and
                         (iii) an agreement (which may be in the form of a signed term sheet or commitment letter) from Halifax Fund, L.P. ("HALIFAX") pursuant to which Halifax agrees to a restructuring of its existing subordinated debt in the Company on terms satisfactory to the Required Banks, in their sole discretion, in exchange for a payment of not more than $2,500,000 upon the closing of the Clean Earth Sale.

                         (k) At any time after the execution and delivery thereof, the CEI Purchase Agreement shall fail to be in full force and effect; any party to the CEI Purchase Agreement shall determine that it will not proceed with the Clean Earth Sale or shall fail to work diligently toward the completion of the Clean Earth Sale; or the Company shall fail to distribute to its shareholders, on or before August 12, 2002, a proxy statement for approval of the Clean Earth Sale (which statement shall be reasonably satisfactory to the Required Banks).

                         (l) The Company shall fail to pay any invoice for services rendered issued by counsel to the Administrative Agent or the Consultant (as defined in the First Supplemental Forbearance Agreement) within five Business Days after submission of such invoice to the Company."

         4. ADDITIONAL AGREEMENTS. As additional consideration for the foregoing forbearance, the Company agrees with the Administrative Agent and the Required Banks as follows:

                  (a) The Company shall pay $303,258.22 of the interest which was due on May 31, 2002 on the earlier of (i) the closing date of the Clean Earth Sale or (ii) to the extent that any funds are received in connection with the contract for the project known as Remedial Action



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         for Pennsylvania Avenue Landfill located in Brooklyn, New York, on the date of receipt of such funds.

                  (b) The Company will permit the Consultant (as defined in the First Supplemental Forbearance Agreement) to participate in the Company's discussions and negotiations with the GECC Facility Lenders and Halifax.

         5. NO OTHER CHANGE TO THE LOAN DOCUMENTS; PRESERVATION OF RIGHTS. Except to the extent expressly set forth herein, (a) all of the terms and conditions of the Credit Agreement, the Original Forbearance Agreement, the First Supplemental Forbearance Agreement and the other Loan Documents shall remain unchanged and in full force and effect, (b) this letter agreement shall not be deemed a waiver or modification by the Administrative Agent or any Bank of any term or provision of, or of any default under, the Credit Agreement or any other Loan Document, and (c) the Administrative Agent and the Banks hereby fully preserve all their rights, powers and remedies against the Company and each Guarantor. In addition, subject to the forbearance set forth in SECTION 1, nothing contained herein shall be deemed to be a waiver or abandonment of any Event of Default (whether presently or subsequently existing, including, without limitation, the Payment Defaults) or of any right, power or remedy available to the Administrative Agent or the Banks under the Loan Documents or applicable law, each of which rights, powers and remedies is hereby specifically and expressly reserved, including, without limitation, the right to seek judgment against the Company or any Guarantor, to foreclose any interest in any collateral in which the Administrative Agent has a security interest or other lien, or to take any other action permitted under the Loan Documents and/or applicable law. Without limiting the foregoing, nothing contained herein shall constitute a waiver of any condition to the making of a Loan or the issuance of a Letter of Credit, and the Company acknowledges that it has no right to obtain any additional Loans or the issuance of any additional Letters of Credit so long as any Event of Default (including (i) the Payment Defaults or (ii) any Known Default as defined in the Original Forbearance Agreement) exists or would result therefrom.

         6. COUNTERPARTS. This letter agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement.

         7. EXPENSES. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent (including the reasonable fees and charge of counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this letter agreement.

         8. GOVERNING LAW. This letter agreement shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         9. REPRESENTATIONS. The Company hereby represents and warrants to the Administrative Agent and the Banks that the execution, delivery and performance of this letter agreement is within the Company's powers, has been duly authorized by the Company does not conflict with any of the Company's organizational documents, and does not conflict with any law, agreement or obligation by which the Company is bound.



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         10. SUCCESSORS AND ASSIGNS. This letter agreement is binding upon the
Company and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns.

         11. HEADINGS. Headings used in this letter agreement are for convenience of reference only and shall not affect the construction of this letter agreement.

         12. WAIVER OF JURY TRIAL. THE PARTIES HEREBY CONFIRM THAT THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 14.16 OF THE CREDIT AGREEMENT IS APPLICABLE TO THIS LETTER AGREEMENT PURSUANT TO SUCH SECTION 14.16.

         13. RELEASE. In consideration of the agreements and understandings in this letter agreement, the Company, for itself and each of its Subsidiaries, hereby releases each of the Administrative Agent and each Bank, and their respective employees, officers, participants, agents, affiliates, subsidiaries, successors and assigns, from any claim, right or cause of action which now exists, in any way related to facts in existence as of the date hereof, whether known or unknown. By way of example and not limitation, the foregoing includes any claims in any way related to the Loan Documents and the business relationship between the Company and its Subsidiaries, on the one hand, and the Administrative Agent or any Bank, on the other hand.

         14. COVENANT NOT TO SUE. The Company hereby covenants that it will, and will cause each of its Subsidiaries to, refrain from commencing any action or suit or prosecuting any action or suit, in law or in equity, against the Administrative Agent or any Bank, or any of their respective employees, officers, agents, participants, affiliates, subsidiaries, successors or assigns, on account of any claim, action or cause of action which now exists in the Company's or such Subsidiary's favor based upon facts existing as of the date of this letter agreement. In addition to any other liability which shall accrue upon the breach of this covenant, the Company agrees to pay, and acknowledges that it shall be liable for, all reasonable attorneys' fees and costs incurred by the Administrative Agent or any Bank in the defense of any such action or suit.

         15. CONSENT TO CLEAN EARTH SALE. The Required Lenders hereby consent to Clean Earth Sale so long as such sale is consummated substantially in accordance with the form of CEI Purchase Agreement delivered to the Lenders on June 13, 2002.



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         Please acknowledge the foregoing by signing a counterpart of this letter agreement and returning it to the Administrative Agent.

                                                BANK OF AMERICA, N.A., as
                                                Administrative Agent


                                                By: /s/ DAVID A. JOHANSON
                                                -------------------------------
                                                Title: VICE PRESIDENT

                                                BANK OF AMERICA, N.A., as
                                                Issuing Bank, Swing Line Bank
                                                and a Bank

                                                By: /s/ RONALD PRINCE
                                                -------------------------------
                                                Title: SENIOR VICE PRESIDENT


                                                LASALLE BANK NATIONAL
                                                ASSOCIATION


                                                By: /s/ ANDREW McGIVER
                                                -------------------------------
                                                Title: Vice President


                                                UNION PLANTERS BANK NATIONAL
                                                ASSOCIATION


                                                By: /s/ SUSAN L. JOHNSON
                                                -------------------------------
                                                Title: EXECUTIVE VICE PRESIDENT

ACKNOWLEDGED AND AGREED
as of May 31, 2002:

U.S. PLASTIC LUMBER CORP.

By:   /s/ BRUCE C. ROSETTO
   ------------------------------
      Title: Secretary




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